UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2020

Akouos, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39343	81- 1716654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Summer Street Suite 200 Boston, MA	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 410-1818

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	AKUS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2020, Akouos, Inc. (the “Company”) filed a restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of common stock (the “IPO”). The Company’s board of directors and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the closing of the IPO.

The Restated Certificate amends and restates the Company’s certificate of incorporation in its entirety to, among other things: (i) increase the authorized number of shares of common stock to 200,000,000 shares; (ii) eliminate all references to the previously existing series of preferred stock; (iii) authorize 5,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series; (iv) establish a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms; (v) provide that directors may be removed from office only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all of the Company’s stockholders would be entitled to cast in an election of directors or class of directors; (vi) provide that any vacancy on the Company’s board of directors, however occurring, may be filled only by vote of a majority of directors then in office; (vii) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and to call special meetings of stockholders; (viii) provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or its stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim arising pursuant to any provision of the Restated Certificate or bylaws of the Company (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine, provided, however, that the choice of forum provisions in clauses (a) through (d) herein shall not apply to claims brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”) or the rules and regulations thereunder or the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder or any other claim for which the federal courts have exclusive jurisdiction; and (ix) provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

The foregoing description of the amendments made by the Restated Certificate is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On June 30, 2020, in connection with the closing of the IPO, amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), which were previously approved by the Company’s board of directors and stockholders, became effective immediately following the closing of the IPO. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the provisions of the Restated Certificate.

The foregoing description of the amendments made by the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Akouos, Inc.

3.2	Amended and Restated Bylaws of Akouos, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUOS, INC.

Date: June 30, 2020	By:	/s/ Emmanuel Simons
Name: Emmanuel Simons, Ph.D., M.B.A.
Title: President and Chief Executive Officer